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                                                                 Exhibit 21




                        ROLLINS TRUCK LEASING CORP.
             Subsidiaries of Registrant at September 30, 1996




                                                     JURISDICTION OF
           NAME                                      INCORPORATION

           Rollins Logistics Inc.                       Delaware

           Rollins Leasing Corp.                        Delaware

           Rollins Properties, Inc.                     Delaware

           Transrisk, Limited                           Bermuda

           Concord Administrative Services, Inc.        Delaware